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                                                                   EXHIBIT 10.25

                            MANUFACTURING AGREEMENT

      This Manufacturing Agreement ("Agreement"), effective as of the 24th day of June, 1997 (the "Effective Date"), is entered into by and between Argonaut Technologies, Inc., a Delaware corporation having offices at 887 Industrial Road, Suite G, San Carlos, California 94070, U.S.A. ("Argonaut"), and [*], a New Jersey corporation having offices at [*] ("[*]").

                                   BACKGROUND

A. [*] desires to grant to Argonaut the right to manufacture, modify and distribute certain Instrument Products and Consumable Products (as defined below) developed by [*].

B. [*] desires to grant to Argonaut the right to manufacture the Instrument Products and Consumable Products provided Argonaut sells such Instrument Products and Consumable Products to [*] in accordance with the terms of this Agreement.

1.    Definitions.

      (a) "Consumable Products" means items (including but not limited to tubes, filters, caps and connectors) consumed or commonly replaced as a result of routine operation of the Instrument Products, excluding chemical reagents and polymeric supports.

      (b) "Documentation" means the documentation that embodies the Licensed Technology, as specifically set forth in Exhibit A.

      (c) "Instrument Products" shall mean the TCMS product set forth in Exhibit A hereto, successor products and related instrumentation.

      (d) "Intellectual Property Rights" means all current and future worldwide patents and other patent rights, copyrights, trade secrets and all other intellectual property rights, including without limitation all applications and registrations with respect thereto, in and to the Licensed Technology, which [*] owns or to which [*] has the right to grant licenses of the scope granted herein as of the Effective Date or during the term of this Agreement. [*]'s current patents and patent applications in the Licensed Technology are set forth in Exhibit B.

      (e) "Licensed Technology" means all technical data, processes, formulae, inventions, discoveries and technical information, whether or not patentable, that (i) are necessary for the manufacture or use of the Products and (ii) are owned by [*], or to which [*] has the right to grant licenses of the scope granted herein, as of the Effective Date or during the term of the Agreement.

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     (f)  "Year" shall mean each twelve (12) month period following the date of this Agreement.

2.   LICENSE GRANT.

     (a) Licensed Technology. [*] hereby grants to Argonaut an exclusive, sublicensable, worldwide license, under the Intellectual Property Rights, to develop, manufacture, have manufactured, modify, use, market, service, sell and otherwise distribute the Instrument Products and Consumable Products, and to use the Documentation to support such efforts.

     (b) Documentation. Argonaut shall have the right to modify, reproduce and distribute that portion of the Documentation designated "End User Documentation" in connection with Argonaut's distribution of the Instrument Products and Consumable Products. Argonaut shall have no other right to modify, reproduce, distribute or otherwise provide to third parties, the Documentation.

     (c) Distributors. Argonaut may exercise its distribution rights granted pursuant to Sections 2(a) and 2(b) above through the use of third party distributors, resellers, dealers and sales representatives (collectively, "Distributors").

3.   DELIVERY.

     [*] will deliver to Argonaut the Documentation upon the execution of this Agreement.

4.   TECHNICAL ASSISTANCE.

     [*] will provide reasonable technical assistance to Argonaut as necessary in order for Argonaut to understand the Licensed Technology and Documentation. Any written information provided as part of such technical assistance shall be considered Documentation hereunder.

5.   AGREEMENT TO MANUFACTURE, SELL AND PURCHASE.

     Upon [*]'s orders therefor, Argonaut agrees to manufacture and sell Instrument Products and Consumable Products and [*] agrees to purchase such Products from Argonaut, on the terms and conditions set forth herein. Prices will be as set forth in Exhibit C.

6.   FORECASTS AND ORDERS.

     (a) Forecasts. Prior to the beginning of each Year of this Agreement, [*] shall provide to Argonaut, [*]'s written forecast of its Instrument
Product manufacturing requirements hereunder ("Annual Forecast"). This shall be a non-binding forecast but shall reflect [*]'s best good faith estimate of its requirements.

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     (b)  Initial Order. Upon execution of this Agreement, [*] shall provide to Argonaut, [*]'s firm purchase order, for the manufacture by Argonaut of thirty (30) Instrument Products for sale to [*] hereunder. Argonaut will commence work on the initial order upon [*]'s reasonable acceptance of the Instrument Product production prototype. Prior to the beginning of each subsequent quarter during the term hereof, [*] will provide to Argonaut, [*]'s written Instrument Product and Consumable Product purchase order for the second quarter thereafter, and [*]'s Instrument Product purchase forecast for the third quarter thereafter. Argonaut shall promptly acknowledge, in writing, all [*] purchase orders hereunder.

     (c) Quantities. During each subsequent Year of this Agreement, Argonaut shall accept and shall use its commercially reasonable efforts to fulfill [*]'s orders for Instrument Products and Consumable Products. During each subsequent Year of this Agreement, Argonaut shall accept and fulfill all [*] purchase orders for quantities of Products up to [*] ([*]%) of [*]'s aggregate Product purchases during the prior Year, and shall use its commercially reasonable efforts to fulfill [*]'s orders for additional Products.

     (d) Consumable Products. Argonaut shall sell Consumable Products for use with the Instrument Products to [*] at [*] ([*]%) off Argonaut's North American List Price, as amended from time to time but no more than one (1) time per year. [*] shall have the right to purchase Consumable Products from Argonaut at such price, from any of [*]'s world-wide sites, subject to customs duties, import taxes, freight etc.

     (e) Service, Labor and Parts. [*] shall have a [*] ([*]%) discount off Argonaut's North American List Price, as amended from time to time, for all service, labor and parts for the Products. Service shall be performed at a facility specified by Argonaut in accordance with Argonaut's then-current service terms and conditions. [*] shall pay for shipping for Instrument Products and Consumable Products requiring service to the specified facility, and Argonaut shall pay for return shipping fees.

7.   TERMS AND CONDITIONS.

     All purchases shall be subject to the following terms and conditions:

     (a) Ordering. All purchases and sales between Argonaut and [*] shall be initiated by [*]'s issuance of written purchase orders, or by telephone or fax or telex confirmed by written purchase order. Such orders shall state unit quantities, unit descriptions, applicable prices, requested delivery dates, and shipping instructions.

     (b) Acceptance. The acceptance by Argonaut of an order shall be indicated by written acknowledgment thereof by Argonaut.

     (c) Controlling Document. The terms and conditions of this Agreement shall control all sales of Instrument Products and Consumable Products to [*] hereunder, and any additional or

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different terms or conditions in either party's purchase order, acknowledgment, or similar document shall be of no effect.

     (d) Delivery. Delivery shall be FOB San Carlos. [*] shall have the right to designate the method of shipment, but if Argonaut has not received such designation within a reasonable time prior to the scheduled delivery date, Argonaut may, at its discretion, make arrangements for delivery to [*]'s destination in accordance with its existing shipping practices. Title to and all risk of loss or damage with respect to the Instrument Products and Consumable Products shall pass to [*] upon their delivery by Argonaut at the FOB point.

     (e) Payment. Unless otherwise agreed in writing, payment to Argonaut for Instrument Products and Consumable Products shall be due net thirty (30) days from delivery to [*].

     (f) Warranty. Argonaut warrants for a period of ninety (90) days that the Instrument Products and Consumable Products sold to [*] will be free from defects in material and workmanship. Argonaut's sole obligation under the foregoing warranty, and [*]'s sole remedy for breach, shall be for Argonaut to correct any deficiencies in the product that cause it not to comply with such warranty, replace the product or refund payment therefor, at Argonaut's discretion. ARGONAUT AND ITS SUPPLIERS MAKE AND [*] RECEIVES NO WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING THE INSTRUMENT PRODUCTS AND CONSUMABLE PRODUCTS.

8.   WARRANTY AND DISCLAIMER.

     [*] warrants that the Documentation provided hereunder is a complete set of the documentation of the Licensed Technology. [*]'s sole obligation under the foregoing warranty, and Argonaut's sole remedy for breach, shall be for [*] to correct any deficiencies in the Documentation that cause it not to comply with such warranty. Except as expressly provided above, [*] licenses the Licensed Technology on an "AS IS" basis. [*] AND ITS SUPPLIERS MAKE AND ARGONAUT RECEIVES NO WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING THE LICENSED TECHNOLOGY.

9.   LIMITATION OF LIABILITY.

     IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, THE USE OF THE LICENSED TECHNOLOGY OR DISTRIBUTION OF INSTRUMENT PRODUCTS AND CONSUMABLE PRODUCTS BY ARGONAUT OR ANY THIRD PARTY, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE.


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10.  PATENT NOTICES.

     Argonaut shall place appropriate patent markings on Instrument Products used, sold or otherwise distributed hereunder during the term of this Agreement.

11.  CONFIDENTIALITY.

     (a) Confidential Information. As used herein, Confidential Information means information that one party discloses to the other party.

     (b) Use and Disclosure. The receiving party agrees not to use, disclose, distribute or disseminate the Confidential Information of the disclosing party except as expressly permitted under this Agreement. The receiving party agrees to restrict access to such Confidential Information to only those employees who need such Confidential Information in order for the receiving party to exercise its rights hereunder. The receiving party will not use such materials at a location other than its address listed above without the disclosing party's consent. The receiving party agrees to protect the confidentiality of the disclosing party's Confidential Information using the same degree of care that it uses to protect its own most confidential information, but in no event less than reasonable care.

     (c) Remedies. The receiving party acknowledges that breach of the foregoing confidentiality obligation may cause irreparable harm to the disclosing party, the extent of which would be difficult to ascertain. Accordingly, the receiving party agrees that the disclosing party may seek immediate injunctive relief in the event of a breach by the receiving party or any of its employees of the provisions of this Section 11. In the event of such a breach, the disclosing party shall have the right to terminate this Agreement immediately upon notice without opportunity to cure.

     (d) Exceptions. The foregoing restrictions will not apply to information that the receiving party can demonstrate: (i) was known to the receiving party at the time of disclosure to the receiving party by the disclosing party as shown by the files of the receiving party in existence at the time of disclosure; (ii) has become publicly known through no wrongful act of the receiving party; (iii) has been rightfully received from a third party authorized by the disclosing party to make such disclosure without restriction;
(iv) has been approved for release by written authorization of the disclosing party; or (v) has been independently developed by the receiving party without any use of Confidential Information of the disclosing party and by employees or other agents of the receiving party who have not been exposed to the Confidential Information of the disclosing party.

     (e) Confidentiality of Agreement. Each party agrees that the terms and conditions of this Agreement shall be treated as Confidential Information; provided that each party may disclose the terms and conditions of this
Agreement: (i) as required by any court or other governmental body or as otherwise required by law; (ii) to legal counsel; (iii) in confidence, to accountants, banks, and financing sources and their advisors; (iv) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement. Argonaut agrees not to disclose that it has entered into

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an Agreement with [*] concerning the Instrument Products or the Consumable
Products and Argonaut will not mention [*] in connection with the Instrument Products or the Consumable Products.

12.  INDEMNIFICATION AND INTELLECTUAL PROPERTY.

     (a) [*] Intellectual Property. [*] will exercise reasonable efforts in processing patents covering the Instrument Products. [*] shall at Argonaut's request, notify Argonaut of all countries in which it is seeking patents covering the Instrument Products. Argonaut shall have the right, but not the obligation, to apply for such patents in any countries in which [*] is not seeking such patent protection in [*]'s name and at Argonaut's expense. [*] shall provide cooperation to Argonaut including the execution of documents, so that Argonaut may prosecute such patents, as Argonaut may reasonably request. [*] shall promptly after discovery notify Argonaut of any material infringement of which it becomes aware related to any patents covering the Instrument Products. [*] shall have the right to bring, defend and maintain any appropriate suit, action or proceeding involving any such infringement at [*]'s expense. In the event that [*] fails to take any such action, [*] shall give Argonaut all authority, information and assistance necessary to pursue, defend or settle any such suit, action or proceeding and Argonaut shall pay the expenses (including attorneys' fees) incurred in connection with any such suit, action or proceeding. Should Argonaut lack standing to bring any such suit, action or proceeding, then [*] will, at the request of Argonaut, do so upon Argonaut's undertaking to promptly to reimburse [*] monthly, or make advances to [*], for all [*]'s reasonable expenses (including attorneys' fees) resulting therefrom. Any amounts recovered in any suit, action or proceeding under this Section 12(b), whether by judgment or settlement (including, but not limited to, any royalties or other consideration received pursuant to any sublicenses or other arrangements entered into as part of settlement), shall be retained by Argonaut.

     (b) By Argonaut. Argonaut shall indemnify, hold harmless and, at [*]'s request, defend [*] from and against any and all claims, liabilities and expenses (including reasonable fees of attorneys and other professionals) arising out of or in connection with Argonaut's use, manufacture or distribution of the Instrument Products and Consumable Products, provided [*] promptly notifies Argonaut of any such claim and permits Argonaut to control the defense and settlement thereof.

13.  TERM AND CONDITION.

     (a) Term. This Agreement shall continue in full force and effect for a period of five (5) years unless earlier terminated as provided in Section 13(b) below.

     (b)  Termination.

          (i) If either party defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not


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cured within thirty (30) days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty (30) day period, then the Agreement will terminate immediately upon notice by the non-defaulting party.

            (ii)  This Agreement will terminate automatically without notice,
(i) upon the institution by or against Argonaut of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Argonaut's debts, (ii) upon Argonaut's making an assignment for the benefit of creditors, or (iii) in the event of Argonaut's dissolution or insolvency.

      (c) Survival. The parties' rights and obligations under Sections 1, 2, 7(g), 10, 11, 9, 10, 11, 12 and 13 shall survive any termination of this Agreement.

      (d) No Waiver. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of such provision.

14.   MISCELLANEOUS PROVISIONS.

      (a) Independent Contractors. The relationship of Argonaut and [*] established by this Agreement is that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other. All financial obligations associated with [*] business are the sole responsibility of [*]. All sales and other agreements between [*] and its customers are [*]'s exclusive responsibility and will have no effect on [*]'s obligations under this Agreement.

      (b) Assignment. [*] may not transfer or assign its rights or obligations under this Agreement without prior written consent of Argonaut. Subject to the foregoing sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Successors of Argonaut shall include any party which acquires Argonaut or into which Argonaut merges.

      (c) No Implied Waivers. The failure of either party at any time to require performance by the other of any provision hereof shall not affect the right of such party to require performance at any time thereafter, nor shall the waiver of either party of a breach of any provision hereof be taken or held to be a waiver of a provision itself.

      (d) Severability. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to renegotiate in good faith those provisions so held to be invalid to be valid, enforceable provisions which provisions shall reflect as closely as possible the original intent of the parties, and further agree to be bound by the mutually agreed substitute provision.

      (e) Force Majeure. Except for payment of monies, neither party shall be liable for failure to fulfill its obligations under this Agreement or any purchase order issued hereunder or for delays in delivery due to causes beyond its reasonable control, including, but not limited to, acts of God, man-


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
made or natural disasters, earthquakes, fire, riots, flood, material shortages, strikes, delays in transportation or inability to obtain labor or materials through its regular sources. The time for performance of any such obligation shall be extended for the time period lost by reason of the delay.

     (f) Conflicting Terms. The parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding contrary or additional terms, in any purchase order, sales acknowledgment, confirmation or any other document issued by either party effecting the purchase and/or sale of Products, unless the parties agree otherwise in writing.

     (g) Headings. Headings of paragraphs herein are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     (h) Notice. Any notice required or permitted to be given under this Agreement shall be delivered (i) by hand, (ii) by registered or certified mail, postage prepaid, return receipt requested, to the address of the other party first set forth above, or to such other address as a party may designate by written notice in accordance with this Section 14(h), (iii) by overnight courier, or (iv) by fax with confirming letter mailed under the conditions described in (ii) above. Notice so given shall be deemed effective when received, or if not received by reason of fault of addressee, when delivered.

     (i) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, written or oral, between the parties. Amendments to this Agreement must be in writing, signed by the duly authorized officers of the parties. The terms of any purchase order are expressly excluded.

     (j) Governing Law. This Agreement shall be governed by and construed under the law of the State of California, without regard to conflict of laws principles or the U.N. Convention on Contracts for the International Sale of Goods.

     (k) Arbitration. Any dispute or claim arising out of or in relation to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce as presently in force ("Rules") and by three (3) arbitrators appointed in accordance with said Rules. Judgment on the award rendered may be entered in any court having jurisdiction thereof. The place of arbitration shall be San Francisco, California, U.S.A. The parties may apply to any court of competent jurisdiction for temporary or permanent injunctive relief, without breach of this Section 14(k) and without any abridgment of the powers of the arbitrators.



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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the Effective Date.


[*]                                         ARGONAUT TECHNOLOGIES, INC.



By: /s/ [*]                                 By: /s/ JAN HUGHES
    --------------------------------            --------------------------------


Name: [*]                                   Name: Jan Hughes
      ------------------------------              ------------------------------
      (Typed or Printed)                          (Type or Printed)


Title: V.P. MRL                             Title: VP PRODUCT DEVELOPMENT
      ------------------------------               -----------------------------




















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                                   EXHIBIT A

                           Documentation and Products

Documentation: All Product documentation provided to Argonaut on March __, 1997, including drawings and schematics.

Products:

A.    INSTRUMENT PRODUCTS

      1)    TCMS

            Manual Parallel Solid Phase Synthesis Device
            Approximate Footprint: 2 ft X 2 ft
            Reaction Vessel Capacity: 20
            Variable Reaction Vessel Volume: 2 to 10 ml Inert Reaction
            Environment
            Inert Materials: Teflon and Glass
            Agitation: Vertical Oscillation
            Group Temperature Range: 40 to 150 C with Preset temperature set time (A recirculating bath chiller is required to meet the low temperature requirements of this temperature range. The bath chiller will not be supplied by Argonaut)
            Pressurized Solvent Delivery
            Parallel/Individual Pressurized Solvent Filtering Discrete Reagent Addition
            Compound Collection Capability

      2)    ACCESSORY: AUTOMATED SOLVENT WASH MODULE FOR TCMS

            Automated, Timed Delivery of Solvents Preset Control of Solvent Filtering
            Preset Control of Repeats

B.    CONSUMABLE PRODUCTS

      1)    REACTION VESSELS (MULTIPLE FIXED VOLUMES)

      2)    FRITS: TEFLON POROUS SINTERED FRITS

      3)    COLLECTION TUBES AND CAPS: SAMPLE COLLECTION VIALS
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                                   EXHIBIT B

                        Patents and Patent Applications



U.S. Patent Application USSN [*]



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                                   EXHIBIT C

                                 Product Prices

A.   INSTRUMENT PRODUCTS

     1)   TCMS   $[*]

     2)   ACCESSORY: AUTOMATED SOLVENT WASH MODULE FOR TCMS   [*]%
          Discount off of Argonaut's North American List Price.

B.   CONSUMABLE PRODUCTS

     1)   REACTION VESSELS (MULTIPLE FIXED VOLUMES)   As per 6(d)

     2)   FRITS: TEFLON POROUS SINTERED FRITS   As per 6(d)

     3)   COLLECTION TUBES: SAMPLE COLLECTION VIALS   As per 6(d)


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                                   AMENDMENT

Effective June 15, 1998, the following products may be purchased under the terms of the agreement dated June 24, 1997 between Argonaut Technologies, Inc. and [*]. This Amendment replaces the prior Exhibit A and Exhibit C.


                                 EXHIBIT A & C

                          PRODUCT & NET PRICE LISTING

Instrumentation Products

-  Quest(TM) 210 Manual Synthesizer (Part Number 900093)        $[*]
   Originally referred to as TCMS by [*].
-  Quest(TM) 210 Synthesizer
   with Automated Solvent Wash Module (Part Number 900090)      $[*]
-  Quest(TM) Automated Solvent Wash upgrade (See notes below.)   $[*]
     Quest 210 units manufactured prior to June 1, 1998 will order this part number (Part Number 900089)
     Quest 210 units manufactured after June 1, 1998 will order this part number (Part Number 900094)

Consumable Products

-  Quest(TM) 210 accessories and consumable parts
     Per the original agreement, section 6.d, the prices remain [*] percent ([*]) off Argonaut's North America. A price list is attached that reflect the terms of the Agreement for each part.

     The parties have executed this Amendment by their duly authorized representatives, effective as of the day and year written above.


ARGONAUT TECHNOLOGIES, INC.             [*]



By: /s/ JAN HUGHES                      By:
    -------------------------------         -------------------------------

Jan Hughes                              [*]
V.P. Product Development                Director of Combinatorial Chemistry


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                                  PROPERTY OF
                           ARGONAUT TECHNOLOGIES INC.

                                      VIII
                                       H
                                   AMENDMENT

Effective June 15, 1998, the following products may be purchased under the terms of the agreement dated June 24, 1997 between Argonaut Technologies, Inc. and [*]. This Amendment replaces the prior Exhibit A and Exhibit C.

                                 EXHIBIT A & C

                          PRODUCT & NET PRICE LISTING

Instrumentation Products

o    Quest(TM) 210 Manual Synthesizer (Part Number 900093)       $[*]
     Originally referred to as TCMS by [*].

o    Quest(TM) 210 Synthesizer
     with Automated Solvent Wash Module (Part Number (900090)    $[*]

o    Quest(TM) Automated Solvent Wash upgrade (See notes below.)  $[*]

     Quest 210 units manufactured prior to June 1, 1998 will order this part number (Part Number 900089)

     Quest 210 units manufactured after June 1, 1998 will order this part number (Part Number 900094)

Consumable Products

o    Quest(TM) 210 accessories and consumable parts

     Per the original agreement, section 6.d. the prices remain [*] percent ([*]) off Argonaut's North America. A price list is attached that reflect the terms of the Agreement for each part.

     The parties have executed this Amendment by their duly authorized representatives, effective as of the day and year written above.

ARGONAUT TECHNOLOGIES, INC.             [*]



By: /s/ JAN HUGHES                      By:
   -----------------------------           ----------------------------------
Jan Hughes                              [*]
V.P. Product Development                Director of Combinatorial Chemistry


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